UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November  4, 2003

Wellman, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ	07702

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 732-212-3300

TABLE OF CONTENTS

Item 9. REGULATION FD DISCLOSURE
SIGNATURES
EX-99.1 PRESS RELEASE DATED NOVEMBER 4, 2003

Item 9. Regulation FD Disclosures

On November 4, 2003, Wellman, Inc. announced via press release additional cost cutting actions that are expected to result in savings of at least $20 to $25 million. The Company has reduced the levels of management, is lowering fiber manufacturing costs, primarily specialty staple fiber costs, and improving cash flow by postponing the modification of its Pearl River assets to enable these assets to produce PET resins. A copy of the Company's press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2003	WELLMAN, INC.
By: /s/ Mark J. Ruday Mark J. Ruday Chief Accounting Officer